

Shaw® a world of Solutions™

J.P. Morgan
Diversified Industries Conference
June 6, 2012

J.M. Bernhard Jr.
Chairman, President & Chief Executive Officer
Brian K. Ferraioli
Executive Vice President & Chief Financial Officer

Forward-Looking Statements & Regulation G Disclosure

- This presentation contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. These forward-looking statements include assumptions about our operations, such as cost controls, and market conditions that may not be realized. Actual future results and financial performance could vary significantly from those anticipated in such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.
- Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed under Item 1A "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, our Quarterly Report on Form 10-Q for the quarters ended November 30, 2011, and February 29, 2012, and other reports filed with the Securities and Exchange Commission (SEC). Please read our "Risk Factors" and other cautionary statements contained in these filings.
- This presentation contains non-GAAP measures, as defined by SEC rules and regulations. A reconciliation of those measures to the most directly comparable GAAP measures is included in the attached appendix and on our website at www.shawgrp.com in the Investor Relations section under Regulation G Information.
-

The Shaw Group Inc. Today

Shaw®

The Shaw Group Inc.® is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries.

- Stock Ticker: NYSE: SHAW
- Number of employees: 27,000
- FY 2011 Revenues: $5.9 billion
- 20% ownership of Westinghouse Group

FORTUNE 500 | TOP 500 | LARGEST US FIRMS

Operating Segments

Power	Plant Services	Fabrication & Manufacturing	Environmental & Infrastructure
			

SGOP_008_4

01M042012D

Investment Considerations

- Leadership position in major growth industries
- High level of backlog of unfilled orders with $19.8 billion at the end of Q2 FY12
- Very strong balance sheet
- Virtually debt-free position after the sale of our investment in Westinghouse; cancelation of debt in March 2013
- Total adjusted cash balance of $877 million as of Q2 FY12, prior to proceeds from pending sale of Energy & Chemicals segment
- Full suite of service capabilities to address the wide range of customer needs within the power, maintenance, pipe fabrication and government services industries

Strategy Initiatives

- Seeking to increase presence in the energy industry (not necessarily engineering and construction activities)
- Targeting reimbursable, unit-price type businesses
- Highly unlikely to invest in fixed-price engineering and construction entities
- Interested in manufacturing, services and/or possibly exploration
- Believe extraction of oil and gas using hydraulic fracturing techniques is here to stay. We want to participate in a substantial manner
- Entering new end markets and geographic expansions in existing business units

Committed to Providing Value to Shareholders

- Historically have generated significant cash balances; returned $671 million to shareholders within the past 18 months

- Seeking to redeploy cash including potential merger and acquisition opportunities, technology acquisitions, reinvest into the existing business and/or return cash to shareholders on a regular basis



Shaw
SHAW
SHAW
LISTED
NYSE

U.S. Nuclear Contracts



- U.S. nuclear contracts have cost containment mechanisms that limit risks for Shaw
- Our partners and/or clients retain the balance of these risks
- Gross profit on nuclear work within Power segment is expected to be in excess of 10 percent



Gentry Brann
Vice President, Investor Relations & Corporate Communications
gentry.brann@shawgrp.com

J.P. MORGAN
DIVERSIFIED INDUSTRIES CONFERENCE

Regulation G



Appendix 1: Total Adjusted Cash Reconciliation Q-2 FY 2012

(in thousands)		Q-2 FY 2012
Cash and cash equivalents	$	537,301
Restricted and escrowed cash and cash equivalents		47,643
Short-term investments		116,088
Restricted short-term investments		176,241
Total Adjusted Cash	**$**	**877,273**

Note: Shaw defines total adjusted cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments. These accounts include the amount of cash that can be accessed in a matter of days.